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EXHIBIT 11-STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                                            Three Months
                                                              Ended
                                                             July 31,
                                                       1997           1996
                                                    -----------   -----------
Primary:
Average shares outstanding                           11,220,333    11,215,679
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using average market
  price                                                 158,592          --
                                                    -----------   -----------

Totals                                               11,378,925    11,215,679
                                                    ===========   ===========

Net income                                          $ 1,788,441   $ 1,277,578
                                                    ===========   ===========

Net income per share                                $      0.16   $      0.11
                                                    ===========   ===========

Net Income                                          $ 1,788,441   $ 1,277,578

Pro forma tax expense adjustment                           --         113,000
                                                    -----------   -----------

Pro forma net income                                $ 1,788,441   $ 1,164,578
                                                    -----------   -----------

Pro forma net income per share                      $      0.16   $      0.10
                                                    ===========   ===========

Fully diluted:
Average shares outstanding                           11,220,333    11,215,679
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using the quarter end
  market price, if higher than
  average market price                                  194,571          --
                                                    -----------   -----------

Totals                                               11,414,904    11,215,679
                                                    ===========   ===========

Net income                                          $ 1,788,441   $ 1,277,578
                                                    ===========   ===========

Net income per share                                $      0.16   $      0.11
                                                    ===========   ===========

Net Income                                          $ 1,788,441   $ 1,277,578

Pro forma tax expense adjustment                           --         113,000
                                                    -----------   -----------

Pro forma net income                                $ 1,788,441   $ 1,164,578
                                                    -----------   -----------

Pro forma net income per share                      $      0.16   $      0.10
                                                    ===========   ===========

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